Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of October 25, 2021 (this “Agreement”), is entered into by and among Amentum Government Services Holdings LLC, a Delaware limited liability company (“Parent”), each of the shareholders of the Company (as defined below) party hereto (each, a “Stockholder” and, collectively, the “Stockholders”), and, solely for purposes of Section 5(b), PAE Incorporated, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently herewith, Parent, Pinnacle Virginia Merger Sub Inc., a Delaware corporation and an indirect, wholly owned Subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein), among other things, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of Shares as set forth on Schedule A hereto (with respect to each Stockholder, the “Owned Shares”; the Owned Shares and any additional issued and outstanding Shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities (including any Company Warrants), such Stockholder’s “Covered Shares”); and

WHEREAS, as a condition and inducement to Parent and Merger Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Stockholders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Stockholders hereby agree as follows:

1. Agreement to Vote. Prior to the Termination Date (as defined herein), each Stockholder irrevocably and unconditionally agrees that it shall, at any meeting of the shareholders of the Company (whether annual or extraordinary and whether or not an adjourned or postponed meeting) (including the Company Stockholder Meeting), however called, with respect to the matters described in clause (b) below, (a) when such meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and

(b) vote, or cause to be voted at such meeting, all Covered Shares (i) in favor of the Merger, the adoption of the Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement and (ii) against (A) any Company Acquisition Proposal and (B) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement. Except as expressly set forth in clauses (a) and (b) of this Section 1, each Stockholder shall retain at all times the right to vote the Covered Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 1 that are at any time or from time to time presented for consideration to the holders of Shares (the “Company Shareholders”), and each Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the Company Shareholders. Notwithstanding the foregoing, nothing in this Agreement shall require any Stockholder to vote in favor of, or otherwise act by written consent with respect to, any amendment to the Merger Agreement or the taking of any action that would result in the amendment, modification, or waiver of any provision therein.

2. No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) written notice of termination of this Agreement by Parent to the Stockholders, (d) the date on which the Board of Directors of the Company shall have effected a Company Adverse Recommendation Change pursuant to, and in accordance with the terms and conditions of, Section 6.3 of the Merger Agreement, (e) the mutual agreement of Parent and the Stockholders, (f) the assertion by Parent or its Affiliates of any claim against any Stockholder Related Party (as defined below) in connection with this Agreement or the Merger Agreement, (g) the assertion by Parent or any of its Affiliates of any claim against any Stockholder in connection with this Agreement or the Merger Agreement other than a claim for breach of this Agreement that is consistent with Section 19, and (h) any claim by Parent or any of its Affiliates that is inconsistent with Section 19 (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 7 and 9 through 25 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a Willful Breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

4. Representations and Warranties of Stockholders. Each Stockholder, as to itself (severally and not jointly), hereby represents and warrants to Parent as follows:

(a) Such Stockholder is the legal owner of, and has good and valid title to, the Covered Shares, free and clear of any pledges, claims, liens, charges, options, rights of first refusal, encumbrances or security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) other than as created by this Agreement and applicable federal securities laws. Such Stockholder holds requisite voting power, power of disposition, power to demand appraisal rights and power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, the Company Warrants and the right to receive Shares of Company Class A Common Stock pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 1, 2019, by and among the Company, EAP Merger Sub, Inc., a Delaware corporation, PAE Pinnacle Holdings, LLC, a Delaware limited liability company (f/k/a EAP Merger Sub II, LLC), Shay Holding Corporation, a Delaware corporation, and Platinum Equity Advisors, LLC, a Delaware limited liability company, in its capacity as the Stockholder Representative thereunder, such Stockholder and its Affiliates do not own beneficially or of record any (i) Shares or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for Shares or other voting securities of the Company or (iii) options or other rights to acquire from the Company any Shares, other voting securities or securities convertible into or exchangeable for Shares or other voting securities of the Company.

(b) Each such Stockholder is a limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of any such Stockholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) or require any notice or consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets, except, in the case of clause (B) and (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Stockholder to perform its obligations hereunder.

(d) There is no action, suit, investigation, complaint or other proceeding pending, or to such Stockholder’s knowledge, threatened in writing, against any such Stockholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company or its Subsidiaries would be liable or responsible following the Closing in connection with the transactions contemplated by the Merger Agreement or this Agreement, in each case, based upon arrangements made by or on behalf of such Stockholder.

(f) Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

5. Certain Covenants of Stockholder. Each Stockholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

(a) Subject to Section 19, such Stockholder shall not, and shall not authorize or permit any of its Subsidiaries or Representatives, directly or indirectly, to:

(i) solicit, initiate or intentionally encourage (including by way of furnishing nonpublic information), or take any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to the Company’s stockholders), with respect to any proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal;

(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Company Acquisition Proposal;

(iii) execute or enter into any Contract constituting or relating to any Company Acquisition Proposal, or approve or recommend or propose to approve or recommend any Company Acquisition Proposal or any Contract constituting or relating to any Company Acquisition Proposal; or

(iv) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission (the “SEC”)) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Shares intending to facilitate any Company Acquisition Proposal or cause shareholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.

Notwithstanding anything to the contrary in this Section 5(a), such Stockholder may take any action that the Company would be permitted to take in accordance with the terms of Section 6.3 of the Merger Agreement (and any such action shall not be restricted by this Section 5(a)), including, without limitation, providing information to, engaging in discussions and negotiations with and negotiating any Contract if (in connection with taking such action) such Stockholder or the Company complies with Section 6.3 of the Merger Agreement (to the extent related to such action) as if it were “the Company” thereunder but all references to the “Company Board” in Section 6.3 of the Merger Agreement remain references to the “Company Board”.

(b) Except as contemplated hereby, prior to obtaining the Company Stockholder Approval, such Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, gift-over, hedge, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively, “Transfer”), create or suffer to exist any Liens on or enter into any Contract, with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law) or (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares. Any Transfer in violation of this provision shall be void. Such Stockholder further agrees to authorize and hereby does request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares. The Company agrees that, following the termination of this Agreement in accordance with the terms of Section 3, the Company shall cause any stop transfer order imposed pursuant to this Section 5(b) to be lifted.

(c) In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting securities with respect to the Company, such Shares or voting securities shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by such Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting securities shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify Parent and the Company of any such event.

6. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a shareholder of the Company, and nothing in this Agreement shall restrict, limit or affect the ability of any Affiliate or designee of such Stockholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company and exercising his or her fiduciary duties and responsibilities in such capacity.

7. Waiver of Appraisal Rights. Each Stockholder hereby (i) waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under Applicable Law and (ii) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Representatives or successors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement.

8. Disclosure. Each Stockholder hereby (i) authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC or other Applicable Law and in the Proxy Statement such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement and (ii) agrees to promptly give to Parent any information it may reasonably require for the preparation of any such announcement or disclosure; provided, that Parent shall provide Stockholder and its counsel reasonable opportunity to review and comment thereon and shall consider any such comments in good faith.

9. Non-Survival of Representations and Warranties. The representations and warranties of the Stockholders contained herein shall not survive the closing of the transactions contemplated by the Merger Agreement.

10. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.

11. Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

12. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand or (iii) by e-mail transmission, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

(a) If to a Stockholder, to the address set forth opposite such Stockholder’s name on Schedule A hereto.

(b) If to Parent:

Amentum Government Services Holdings LLC

c/o Lindsay Goldberg LLC

630 Fifth Avenue, 30th Floor

New York, NY 10111

Attn:      J. Russell Triedman

              Vincent Ley

               Lindsay Goldberg Legal

Email:    triedman@lindsaygoldbergllc.com

               ley@lindsaygoldbergllc.com

               legal@lindsaygoldbergllc.com

and

Amentum Government Services Holdings LLC

c/o American Securities LLC

590 Madison Avenue, 38th Floor

New York, NY 10022

Attn:      Benjamin Dickson

  Eric L. Schondorf

Email:    bdickson@american-securities.com

               eschondorf@american-securities.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attn:      Richard Hall

  David J. Perkins

Email:    rhall@cravath.com

               dperkins@cravath.com

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

14. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

15. Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent or the Stockholders in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

16. Submission to Jurisdiction. Each of the parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in the manner provided for notices in Section 12, and nothing in this Section 16 will affect the right of any party to serve legal process in any other manner permitted by Applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Parent and the Stockholders agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

17. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent that is assigned the rights of Parent under the Merger Agreement; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

18. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts (such specific performance of the terms hereof, including such injunctive relief, “Specific Performance”), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

19. No Recourse. Notwithstanding anything to the contrary in this Agreement, no Person other than the parties hereto shall have any liability for any obligations or liabilities hereunder and (a) notwithstanding that a Stockholder may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future direct or indirect director, officer, employee, agent, partner, manager, member, securityholder, Affiliate, stockholder, controlling Person, attorney or representative of such Stockholder, other than the Stockholder itself and the Company and its Subsidiaries (any such Person or entity, other than any Stockholder or the Company or its Subsidiaries, or its permitted assignees, a “Stockholder Related Party”) or any Stockholder Related Party of any of such Stockholder’s Stockholder Related Parties (including, without limitation, in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement and the transactions contemplated thereby or with respect to any legal, administrative, arbitral or other claim, action, suit, litigation, proceeding or governmental or regulatory investigations of any nature related hereto or thereto, including, without limitation, in the event that the Company breaches its obligations under the Merger Agreement and including whether or not such breach is caused by the breach by Stockholder of its obligations under this Agreement) whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, (b) no personal liability whatsoever shall attach to, be imposed on or otherwise incurred by any Stockholder Related Party of the Stockholder, or any Stockholder Related Party of any Stockholder’s Stockholder Related Parties under this Agreement or any documents or instruments delivered in connection herewith or with the Merger Agreement or for any claim based on, in respect of, or by reason of such obligations hereunder or by their creation and (c) Specific Performance in accordance with the terms of Section 18 shall be the sole and exclusive remedy of Parent and its Affiliates against any Stockholder in respect of any claims arising under, or in connection with, Section 5(a) of this Agreement. For the avoidance of doubt, the parties hereto agree that (x) any claim by Parent or its Affiliates seeking a monetary remedy against Stockholder with respect to Section 5(a) of this Agreement (or any other remedy with respect to Section 5(a) of this Agreement other than Specific Performance in accordance with Section 18) is expressly prohibited by this Agreement (all such claims, “Expressly Prohibited Claims”) and (y) any claim by Parent or its Affiliates against any Stockholder or Stockholder Related Party in respect of or arising out of this Agreement or the Merger Agreement is expressly prohibited, except for claims against the Stockholder under this Agreement in accordance with the terms hereof. Without limiting the foregoing, Parent hereby covenants and agrees, on behalf of itself and its Affiliates and equityholders, that it shall not institute, and shall make adequate provision such that its successors and permitted assigns shall not, institute, directly or indirectly, any proceeding or bring any other claim arising under, or in connection with, this Agreement asserting one or more Expressly Prohibited Claims.

20. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any Applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

21. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart; provided, however, that if any of the Stockholders fail for any reason to execute this Agreement, then this Agreement shall become effective as to the other Stockholders who execute this Agreement.

23. Facsimile or .pdf Signature. Any counterpart to this Agreement, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

24. No Presumption Against Drafting Party. The parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

25. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority with respect to the Stockholders in the voting of any Covered Shares except as specifically provided herein and in the Merger Agreement.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

PARENT:

AMENTUM GOVERNMENT SERVICES HOLDINGS LLC, a Delaware limited liability company

by	/s/ John Vollmer
Name: John Vollmer
Title: Authorized Signatory

STOCKHOLDER:

PE SHAY HOLDINGS, LLC, a Delaware limited liability company

by	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: President and Treasurer

COMPANY:

PAE INCORPORATED, a Delaware corporation

by	/s/ Charles Peiffer
Name: Charles Peiffer
Title: Chief Financial Officer

Signature page to Voting Agreement

Schedule A

Stockholder	Address	Owned Shares
PE Shay Holdings, LLC, a Delaware limited liability company	c/o Platinum Equity Advisors, LLC 360 North Crescent Drive South Building Beverly Hills, CA 90210 Attn: John Holland, Managing Director and General Counsel	20,919,578 Company Shares[1]

1

Platinum Equity Capital Shay Partners I, L.P., Platinum Equity Capital Shay Partners II, L.P., Platinum Equity Capital Partners-A III, L.P., Platinum Equity Capital Partners-B III, L.P., and Platinum Equity Capital Partners-C III, L.P. (collectively, the “Platinum Funds”) collectively own a majority of the equity interests of PE Shay Holdings, LLC. As a result, the Platinum Funds may be deemed to beneficially own the securities held by PE Shay Holdings, LLC.